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                                                                   Exhibit 3.1.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                   * * * * *

         New Cliffs Drilling Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, acting at a meeting duly held on June 9, 1988, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the
Corporation:

         RESOLVED, that, subject to the approval of the Corporation's sole stockholder, effective at 5:00 p.m. on June 21, 1988, the Certificate of Incorporation of New Cliffs Drilling Company be amended by changing the Article thereof number "FIRST" so that, as amended, said Article shall be and read as follows:

         "The name of the Corporation (the "Corporation") is Cliffs Drilling Company.

         SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.





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                 FOURTH:  That the aforesaid amendment is to become effective at 5:00 p.m. on June 21, 1988.

         IN WITNESS WHEREOF, said New Cliffs Drilling Company has caused this certificate to be signed by Robert McInnes, its Executive Vice-President, and attested by Myron E. Jackson, its Secretary, this 16th day of June, 1988.

                                           NEW CLIFFS DRILLING COMPANY

                                           By   /S/ ROBERT MCINNES
                                             -----------------------------------
                                                   Robert McInnes
                                                   Executive Vice-President

ATTEST:


By     /S/ MYRON E. JACKSON
  -------------------------
         Myron E. Jackson
         Secretary





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